Exhibit 99.1

NEWS RELEASE

CONTACT:
Edward B. Kornfeld
Chief Executive Officer
Porta Systems Corp.
(516) 364-9300

FOR IMMEDIATE RELEASE
PORTA SYSTEMS CORP. ANNOUNCES ONE-FOR-500 REVERSE SPLIT;
SECURITIES EXCHANGE ACT REGISTRATION TO BE TERMINATED

Syosset, NY – October 5, 2009 – Porta Systems Corp. (OTCBB: PORT) today announced that the board of directors and the holder of 70% of its common stock have approved a one-for-500 reverse split of the common stock.  As part of the reverse split, Porta Systems will pay cash for fractional shares.  As result, Porta Systems will have fewer than 300 record owners of its common stock and will, as soon as practical after the effectiveness of the reverse split, terminate its registration under the Securities Exchange Act of 1934.  The board of Porta Systems believes that the reverse split is necessary, among other reasons, in order to enable Porta Systems to reduce the significant legal, accounting and other expenses resulting from its status as a public corporation, as well as the significant expenses associated with complying with the Sarbanes-Oxley Act.  Further, over the past few months there has been virtually no trading in the company’s stock, and when traded, it has traded at a very low price.

The reverse split will become effective approximately 20 days after an information statement describing the reverse split is mailed to stockholders.  Porta Systems plans to file the information statement with the Securities and Exchange Commission by October 7, 2009.  Stockholder approval was given by the written consent of Gates Systems Holding LTD, a wholly-owned subsidiary of Cheyne Special Situations Fund, L.P., which is the holder of Porta Systems’ senior debt.

Porta Systems will pay cash for fractional shares based on the fair value of the common stock, which was determined by the board of directors to be $48.25 per share after giving effect to the reverse split.  This value was based on the average of the daily closing bid and asked prices for the common stock for the month of September 2009, which was $0.0965, multiplied by 500.

Upon the filing of the notice of termination of registration under the Securities Exchange Act, Porta Systems will no longer be subject to the reporting obligations under the Securities Exchange Act, and its common stock will no longer be traded on the OTC Bulletin Board. Once Porta Systems is no longer a reporting company, any trading of its common stock would be on the pink sheets.

The stockholder also approved the reelection of Porta Systems’ current board of directors, the adoption of a long-term incentive plan, the selection of BDO Seidman, LLP as Porta Systems’ independent registered accounting firm for the year ending December 31, 2009 and a reduction of the authorized capital stock.

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Porta Systems Corp., Press Release	Page 2
October 5, 2009

About Porta Systems Corp.

Porta Systems Corp. designs, manufactures, markets and supports communication equipment used in telecommunications, video and data networks worldwide.

Forward-Looking Statements

Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management.  These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission filings, including the Risk Factors included in the Form 10-K for the year ended December 31, 2008 and the Management’s Discussion and Analysis of Financial Conditions and Results of Operations in the Form 10-K for the year ended December 31, 2008 and the Form 10-Q for the quarter ended June 30, 2009.  In addition, general industry and market conditions and growth rates, and general economic conditions could affect such statements. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

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